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                          ACCOUNT CONTROL AGREEMENT



     Citizens Bank of Massachusetts ("Creditor"); DM Management Company ("Debtor"); and Fleet National Bank ("Securities Intermediary") hereby agree as follows:

                                    PREAMBLE:

     1. Securities Intermediary maintains a securities account number 0123680070 in the name of DM Management Company (the "Account"), and of which Account the Debtor is the entitlement holder.

     2. Debtor has granted Creditor a security interest in the Account pursuant to a certain loan agreement between Debtor and Creditor dated June 5, 1997 (herein the "Loan Agreement") and a certain security agreement between the Debtor and the Creditor dated June 5, 1997 (herein the "Security Agreement").

     3. Creditor, Debtor and Securities Intermediary are entering into this Agreement to perfect the security interest of Creditor in the Account and intend that this Agreement shall provide to Creditor control of the Account.

                                     TERMS:

     SECTION 1. THE ACCOUNT. Securities Intermediary hereby represents and warrants to Creditor and Debtor that (a) the Account has been established in the name of Debtor as recited above, (b) Exhibit A attached hereto is a complete and accurate statement of the Account and the financial assets carried therein as of the date hereof, (c) Exhibit A does not reflect any financial assets which are registered in the name of Debtor, payable to this order, or specially endorsed to him which have not been endorsed to Securities Intermediary or in blank, and
(d) except for the claims and interest of Creditor and Debtor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 2), Securities Intermediary does not know of any claim to or interest in the Account. Securities Intermediary will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of The Commonwealth of Massachusetts.

     SECTION 2. PRIORITY OF LIEN. Securities Intermediary hereby acknowledges the security interest granted to Creditor by Debtor. Securities Intermediary hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Debtor therein, either directly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account or by allowing him to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities carried in the Account. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the account or any financial asset carried in the account or any credit balance in the Account and agrees

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that, except for payment of its customary fees and commission pursuant to the
Securities Intermediary Agreement with Debtor, it will not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the account or any credit balance in the Account. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Creditor and Debtor.

     SECTION 3. CONTROL. Securities Intermediary will comply with entitlement orders originated by Creditor concerning the Account without further consent by Debtor. Except as otherwise provided in section 2 above and 4 below, Securities Intermediary shall make trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, and comply with entitlement orders concerning the Account from Debtor, or his authorized representatives, until such time as Creditor delivers a written notice to Securities Intermediary that Creditor is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the "Notice of Exclusive Control". After Securities Intermediary receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by Debtor or his representatives.

     SECTION 4. NO WITHDRAWALS. Notwithstanding the provisions of Section 3 above, Securities Intermediary shall neither accept nor comply with any entitlement order from Debtor withdrawing any financial assets from the Account nor deliver any such financial assets to Debtor nor pay any free credit balance or other amount owing from Securities Intermediary to Debtor with respect to the Account without the specific prior written consent of Creditor.

     SECTION 5. STATEMENTS, CONDITIONS AND NOTICES OF ADVERSE CLAIMS. Securities Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of Debtor and Creditor at the address set forth below, and as the same may be changed from time to time by notice hereunder. If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary will promptly notify Creditor and Debtor thereof.

     SECTION 6. RESPONSIBILITY OF SECURITIES INTERMEDIARY. Except for permitting a withdrawal or payment in violation of Section 4 above or advancing margin or other credit to Debtor in violation of Section 2 above, Securities Intermediary shall have no responsibility or liability to Creditor for making trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, or complying with entitlement orders concerning the Account from Debtor, or his authorized representatives, which are received by Securities Intermediary before Securities Intermediary receives a Notice of Exclusive Control. Securities Intermediary shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Creditor. Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Debtor and Creditor and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein.



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     SECTION 7. TAX REPORTING. To the extent the Securities Intermediary is required to make any reports of income to the Internal Revenue Service or any other state or local taxing authority, all items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and such state and local taxing authorities under the name and taxpayer identification number of Debtor.

     SECTION 8. OTHER AGREEMENT WITH DEBTOR. In the event of a conflict between this agreement and any other agreement between the Securities Intermediary and Debtor, the terms of this Agreement will prevail. Regardless of any provision in any such agreement, The Commonwealth of Massachusetts shall be deemed to be the Securities Intermediary's location for the purposes of this Agreement and the perfection and priority of Creditor's security interest in the Account.

     SECTION 9. TERMINATION. The rights and powers granted herein to Creditor have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of Debtor nor by any lapse of time. The obligations of Securities Intermediary under Sections 2, 3, 4 and 5 above shall continue in effect until the security interest of Creditor in the Account has been terminated and Creditor has notified Securities Intermediary of such termination in writing. Upon receipt of such notice the obligations of Securities Intermediary under Sections 2, 3, 4, and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate. Creditor shall have no further right to originate entitlement orders concerning the Account and Securities Intermediary may take such steps as Debtor may request to vest full ownership and control of the Account in Debtor, including, but not limited to, transferring all of the financial assets and credit balances in the account to another securities account in the name of Debtor of his designee.

     SECTION 10. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreement (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement. The provisions of this Section 10 do not effect the terms and provisions of the Loan Agreement or the Security Agreement as between the Debtor and the Creditor .

     SECTION 11. AMENDMENTS. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any part hereto unless it is in writing and is signed by the party to be charged.

     SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respect as if such invalid or unenforceable term or provision were omitted.

     SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successor or heirs and personal representatives.


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     SECTION 14. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. This captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the cope of intent of the provisions of this Agreement.

     SECTION 15. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation or error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties' below. Any party may change his address for notices in the manner set forth above.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereby may execute this Agreement by signing and delivering one or more counterparts.

     SECTION 17. CHOICE OF LAW. The parties hereto agree that certain material events, occurrences and transaction relating to this Agreement bear a reasonable relationship to The Commonwealth of Massachusetts. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of The Commonwealth of Massachusetts which are applicable to agreement which are negotiated, executed, delivered and performed solely in The Commonwealth of Massachusetts.

     Executed as an instrument under seal as of the 5th day of June, 1997.

Address:                        CITIZENS BANK OF MASSACHUSETTS
55 Summer Street
Boston, MA 02110                By: /s/ Lori B. Leeth, VP
                                   --------------------------------------
                                   Lori B. Leeth, Vice President

Address:                        DM MANAGEMENT COMPANY
25 Recreation Park Drive
Hingham, MA 02043               By: /s/ Olga L. Conley
Attn:  Olga L. Conley, V.P.        ---------------------------------------------
                                   Olga L. Conley, Its Vice President of Finance


Address:                        FLEET NATIONAL BANK
One Federal Street
Boston, MA 02110                By: /s/ Luke G. Tsokanis
Attn:  Luke Tsokanis               ---------------------------------------------
                                Title: Vice President
                                      ------------------------------------------



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